                                POWER OF ATTORNEY


      KNOWN ALL ME BY THESE PRESENTS:

      WHEREAS, JOHNSON MUTUAL FUNDS TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

      NOW, THEREFORE, the Trust hereby constitutes and appoints TIMOTHY E. JOHNSON and DIANNA J. ROSENBERGER, and each of them, its attorneys for it and in its name, place and stead, to execute and file such amendments, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereunto by the President this 28th day of February, 1997.

ATTEST:                             JOHNSON MUTUAL FUNDS TRUST

/s/ David C. Tedford                /s/ Timothy E. Johnson
-----------------------------       -----------------------------
DAVID C. TEDFORD, Secretary         TIMOTHY E. JOHNSON, President


STATE OF OHIO         )
                      )    ss:
COUNTY OF HAMILTON    )

      Before me, a Notary Public, in and for said county and state, personally appeared TIMOTHY E. JOHNSON, President and DAVID C. TEDFORD, Secretary, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

      WITNESS my hand and official seal this 28th day of February, 1997.


                                    /s/ Joann M. Strasser
                                    -----------------------------
                                    Notary Public

Notarial Seal State of Ohio
Joann M. Strasser, Attorney at Law
Notary Public, State of Ohio
My Commission Has no Expiration Date
Section 147.03
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                                   CERTIFICATE



      The undersigned, Secretary of JOHNSON MUTUAL FUNDS TRUST, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at the meeting held on February 28, 1997, and is in full force and effect:

      "WHEREAS, JOHNSON MUTUAL FUNDS TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

      NOW, THEREFORE, the Trust hereby constitutes and appoints TIMOTHY E. JOHNSON and DIANNA J. ROSENBERGER, and each of them, its attorneys for it and its name, place and stead, to execute and file such amendments, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."

Dated:  February 28, 1997

                                    /s/ David C. Tedford
                                    -------------------------------
                                    DAVID C. TEDFORD, Secretary
                                    Johnson Mutual Funds Trust